The OurPet's Co.
Unleashing great ideas in pet care.™

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products under the OurPet's and Pet Zone brands in U.S. and international markets.

Three Months Ended September 30, 2015

- Net revenue increased 7% to third-quarter record of $5.9 million
- Gross profit margin increased to 33.6%
- Net income increased 428% to $410,450
- Earnings per share of $0.02

Market Trends

U.S. Pet Industry*

- $74.23 billion market in 2014
- Industry expenditures are projected to grow to $77.03 billion in 2015
- 79.7 million U.S. households own a pet
- Of the 79.7 million households, 44% own at least one dog and 35% own at least one cat
- More than half of pet owners indicate that they purchase toys for their pets
  - 70% of dog owners
  - 66% of cat owners
- Industry is generally recession resistant

Retail Channel Pet Supplies**

- 19.5% of U.S. retail channel sales
- Category sales estimated to be $14.49 billion
- Forecasted CAGR of 3% through 2019

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Dual Brand Strategy

OurPets — We got the love!™ ⟷ PET ZONE — We got the joy™

- OurPet's products sold exclusively through the Pet Specialty channel
- 1 OurPet's satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support

- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Strategic Product Categories:

Feline Waste Management Solutions | **Interactive cat & dog toys** | **Healthy feeding systems**







Proprietary Products

OurPet's Company has been granted or assigned 82 United States and international patents for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats plus 62 United States and international patents pending for cat and dog toys, dog feeders and waste management products.

*Source: APPA Survey 2015-2016

** Packaged Facts: U.S. Pet Market Outlook 2015-2016

Market	OTCQX
Ticker symbol	OPCO

At September 30, 2015:

Share price	$0.75
P/E Ratio	11.5
Market capitalization	$14.9
Price/Book	1.8x
Price/Sales	0.6x

Dollars in millions, except share price.

Annual Net Revenue


$millions
25
20
15
10
5
0
CAGR
9%
$14.3
$17.1
$19.7
$20.2
$21.6
$22.9
$23.8
2009
2010
2011
2012
2013
2014
2015

Annual Net Income


$thousands
$2
$1
$0
CAGR
#%
$776
$987
$121
$193
$1,071
$769
$1,296
2009
2010
2011
2012
2013
2014
2015

*Twelve months ended June 30, 2015

OURPET'S COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	
	2015	2014	2015	2014
Net revenue	$ 5,986,645	$ 5,601,011	$ 17,170,795	$ 16,175,692
Gross profit	2,012,177	1,640,751	5,424,591	4,713,099
Income from operations	649,023	152,768	1,427,797	586,464
Income before income taxes	627,686	127,666	1,383,158	566,658
Income tax (expense)	217,236	49,915	496,839	206,723
Net income	$ 410,450	$ 77,751	$ 886,319	$ 359,935
Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock:				
Net Income	$ 0.02	$ 0.00	$ 0.04	$ 0.02
Weighted average number of common shares outstanding used to calculate basic earnings per share	17,562,239	17,056,910	17,558,085	16,884,581
Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share	19,824,793	18,037,565	19,220,115	18,160,977

Business Model

Strong R&D and Patents

- Products are brought to market after careful investment in both behavioral research and technology research
- Focus on products with proven efficacy
- Aversion to developing commodity products
- Formidable patent fencing process to secure inimitability versus the competition

Positioning with Leading Retailers

- Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco
- Private label business helps maintain shelf space within pet specialty retailers
- #1 ranking within product category position at Amazon
- Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce

Positioning with Leading Retailers

- Consolidation of vendors within leading retailers
- Growth in Toys & Accessories continue
- The feline Waste & Odor control market represents a particularly attractive, growing segment

Sales Channels/ Customer examples

Pet Specialty
- Petco
- Petsmart
- Pet Supermarket
- Pet Supplies Plus
- Petvalu

Food, Drug & Mass Grocery
- Kroger
- Publix
- C&S Grocers

Mass
- Meijer
- Kmart
- Wal-Mart

E-commerce
- Amazon.com
- Doctors Foster and Smith
- Petsmart.com
- Target.com
- Walmart.com

"We are pleased with our results for the third quarter ... We have expanded and strengthened our relationship with several domestic and international independent sales representative organizations, and have added another experienced salesperson to our staff. With the recent and anticipated introduction of a significant number of new innovative products in all our product categories, we are experiencing robust sales activity. ... We expect to release more information on other major, trend-setting products over the next six months."

– Dr. Steven Tsengas, Chairman and CEO

1300 East Street, Fairport Harbor, Ohio 44077
1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com
Public Company Symbol: OTCQX: OPCO • Member of APPA • NASC • RILA

The OurPet's Co. Unleashing great ideas in pet care.